EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form l0-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 33-7758, 33-37982, 333-00371, 333-01441 and 333-19803) and in the
Registration Statements on Form S-8 (Nos. 33-6229, 33-72798 and 333-10363).





ARTHUR ANDERSEN LLP



Miami, Florida,
   March 30, 1999.